UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2012

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 1, 2012, CONSOL Energy Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting) in Pittsburgh, Pennsylvania. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for a one-year term expiring at the annual meeting in 2013 or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes

J. Brett Harvey	180,882,506	7,896,441	13,082,039
Philip W. Baxter	181,952,368	6,826,579	13,082,039
James E. Altmeyer, Sr.	159,873,421	28,905,526	13,082,039
William E. Davis	184,424,154	4,354,793	13,082,039
Raj K. Gupta	184,511,067	4,267,880	13,082,039
Patricia A. Hammick	183,489,705	5,289,242	13,082,039
David C. Hardesty, Jr.	160,254,100	28,524,847	13,082,039
John T. Mills	182,297,696	6,481,251	13,082,039
William P. Powell	182,482,253	6,296,694	13,082,039
Joseph T. Williams	182,167,110	6,611,837	13,082,039

There were no abstentions on this matter.

Proposal 2: The Amended and Restated CONSOL Energy Inc. Equity Incentive Plan was approved.

For:	178,951,331
Against:	9,663,706
Abstained:	163,910
Broker Non-Votes:	13,082,039

Proposal 3: Ernst & Young LLP was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.

For:	201,278,630
Against:	380,285
Abstained:	202,071

Proposal 4: A non-binding resolution regarding named executive officer compensation was approved.

For:	101,973,978
Against:	86,214,550
Abstained:	590,419
Broker Non-Votes:	13,082,039

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson,
Senior Vice President and General Counsel

Dated: May 2, 2012